UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On July 11, 2008 (the “Closing”), Tercica, Inc. (“Tercica”) completed a subsequent closing of the transactions contemplated by that certain Common Stock Purchase Agreement (the “Genentech Purchase Agreement”), dated July 6, 2007, by and between Tercica and Genentech, Inc. (“Genentech”), which was entered into in connection with the Combination Product Development and Commercialization Agreement, dated July 6, 2007, between Tercica and Genentech. At the Closing, pursuant to the terms of the Genentech Purchase Agreement, Tercica issued 590,580 shares (the “Shares”) of its common stock, par value $0.001, to Genentech at a per share price of $6.773, for an aggregate cash purchase price of $3,999,998.34.

The Shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and Genentech has represented to Tercica that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: July 14, 2008	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs